FILED PURSUANT TO RULE 424(b)(3)
                        Registration No.  333-148510

                                   PROSPECTUS

                          Reshoot Production Company

                       9,200,000 shares of common stock

This prospectus relates to the distribution by dividend to all of the original stockholders of Reshoot & Edit, 9,200,000 shares of Reshoot & Edit's common stock (the "Distribution"). Reshoot Production Company is not selling any shares of common stock in this distribution and therefore will not receive any proceeds from this distribution. All costs associated with this registration will be borne by Reshoot Production Company.

Reshoot Production Company is currently a wholly-owned subsidiary of Reshoot & Edit and after the Distribution Reshoot & Edit will be an independent public company.

Subject to the Notice of Effectiveness of this Registration Statement, the holders of Reshoot & Edit common stock will receive one share of Reshoot Production Company Class A Common Stock for every one share of Reshoot & Edit common stock that they hold. Following the Distribution, Reshoot & Edit will not own any shares of Reshoot Production Company

You may be required to pay income tax on all or a portion of the value of the shares of Reshoot Production Company Class A Common Stock received by you in connection with this Distribution.

Currently, no public market exists for Reshoot Production Company common stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration Statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock is quoted on the OTC-BB, the offering will be made at $0.02 per share and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.

             SEE SECTION TITLED "RISK FACTORS" ON PAGE 10
             --------------------------------------------

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is January 30, 2008.

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
SUMMARY OF DISTRIBUTION................................................. 3
QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF................................ 5
FORWARD-LOOKING STATEMENTS.............................................. 6
THE SPIN-OFF AND PLAN OF DISTRIBUTION..................................  6
SUMMARY FINANCIAL INFORMATION...........................................10
RISK FACTORS............................................................10
RISK FACTORS RELATING TO OUR COMPANY....................................11
RISK FACTORS RELATING TO OUR COMMON SHARES..............................17
CAPITALIZATION .........................................................20
CERTAIN MARKET INFORMATION..............................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............21
DESCRIPTION OF BUSINESS.................................................24
LEGAL PROCEEDINGS.......................................................29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............30
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................33
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........34
THE DISTRIBUTION........................................................36
MANNER OF EFFECTING THE DISTRIBUTION....................................37
FEDERAL INCOME TAX CONSIDERATIONS.......................................43
FEDERAL SECURITIES LAWS CONSEQUENCES....................................45
DESCRIPTION OF SECURITIES...............................................45
DIVIDEND POLICY.........................................................48
TRANSFER AGENT..........................................................48
LEGAL MATTERS...........................................................48
EXPERTS.................................................................48
WHERE YOU CAN FIND MORE INFORMATION.....................................49
FINANCIAL STATEMENTS....................................................50

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

                               PROSPECTUS SUMMARY
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.


Corporate Background
--------------------

The Company was organized October 31, 2007 (Date of Inception) under the laws of the State of Nevada, as Reshoot Production Company ("Reshoot Production Company"). The Company was incorporated as a subsidiary of Reshoot & Edit, ("Reshoot & Edit"), a Nevada corporation.

Reshoot & Edit is focused on becoming a depository of television and movie scripts for resale. Reshoot & Edit formed a subsidiary, which solely focuses on movie production, as compared to purchasing movie scripts. On December 26, 2007, Reshoot & Edit decided to spin off its subsidiary.

The Reshoot & Edit' director and largest shareholder decided it was in the best interest of Reshoot & Edit and Reshoot Production Company shareholders to spin-off Reshoot Production Company, in order to allow both companies to focus on their different business plans.


                          SUMMARY OF DISTRIBUTION
                          -----------------------

Reshoot Production Company is a wholly-owned subsidiary of Reshoot & Edit On July 31, 2007, the board of directors of Reshoot & Edit approved, subject to the effectiveness of a registration with the U. S. Securities and Exchange Commission, a spin off to Company shareholders on one-to-one basis for every share of Reshoot & Edit common stock, par value $0.001 owned. The Reshoot & Edit stock dividend will be based on 9,200,000 shares of Reshoot & Edit common stock issued and outstanding as of the record date.

The shares of Reshoot Production Company are owned by Reshoot & Edit, who will distribute the Reshoot Production Company shares once the Form SB-2 is effective with the U. S. Securities and Exchange Commission. The shares will be distributed by Empire Stock Transfer, Inc., which acts as our transfer agent. Reshoot & Edit will retain no ownership in Reshoot Production Company following the spin off. Further, Reshoot Production Company will no longer be a subsidiary of Reshoot & Edit.

Following the Distribution, Reshoot & Edit may seek to expand its operations through the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Reshoot & Edit. Reshoot & Edit may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Reshoot & Edit has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

The board of directors and management of Reshoot & Edit believe that the Distribution is in the best interests of Reshoot & Edit and its stockholders. Reshoot & Edit believes that the Distribution will enhance value for Reshoot & Edit stockholders and that the spin off of the movie production business into Reshoot Production Company may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company. This may help provide the different businesses as a stand-alone company to more easily be able to obtain financing from third parties. Reshoot & Edit' is focused on becoming a depository of television and movie scripts for resale. Reshoot Production Company focuses on movie production, as compared to purchasing movie scripts.

       Why Has Reshoot Production Company Sent This Document To You?

Reshoot Production Company sent you this document because you were an owner of Reshoot & Edit common stock on December 26, 2007. You will be entitled to receive a distribution of one (1) share of Common Stock of Reshoot Production Company, a wholly-owned subsidiary of Reshoot & Edit, Inc., for every one (1) shares of Reshoot & Edit you own. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Reshoot & Edit shares.


This document describes Reshoot Production Company's business, the relationship between Reshoot & Edit and Reshoot Production Company, and how this transaction benefits Reshoot & Edit and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of Reshoot Production Company stock you will receive as part of this Distribution. You should be aware of certain risks relating to the Distribution and Reshoot Production Company's business, which are described in this document beginning on page 10.

                  Questions And Answers About The Spin-Off

Q.  How Many Reshoot Production Company Shares Will I Receive?

A. Reshoot Production Company will distribute to you one (1) share of our common stock for every one (1) shares of Reshoot & Edit you owned on January 21, 2008, the record date, with a payout date of January 30, 2008.

Q.  What Are Shares Of Reshoot Production Company Worth?

A. The value of our shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value. After the spin-off, our shares will not be listed on any stock exchange. We have not started the process of working with a broker dealer to submit our application to be listed on the OTC-Bulletin Board.

Q.  What Is The History Of The Parent Company?

A. Reshoot & Edit was incorporated on August 23, 2006. Reshoot & Edit is focused on becoming a depository of television and movie scripts for resale. Reshoot & Edit obtained an option on a movie script but did not have the resources to produce the movie. Management felt it was in its the best interest of its shareholders to spin-off its subsidiary as Reshoot Production Company to seek funding to produce a movie.

Q.  What Do I Have To Do To Receive My Reshoot Production Company's Shares?

A. No action by you is required. You do not need to pay any money or surrender your Reshoot & Edit common shares to receive our common shares.
Our transfer agent will mail your Reshoot Production Company common shares to your record address as of the record date.

Q.  When Can I Expect To Receive My Spin Off Shares in Reshoot
Production Company?

A. Subject to the Notice of Effectiveness of this Registration Statement, by the U. S. Securities & Exchange Commission, our transfer agent will mail you a share certificate representing your shares. If you are not a record holder of Reshoot & Edit stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Reshoot & Edit Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of Reshoot Production Company's registration statement.

                          Forward-looking Statements
                          --------------------------

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.


About Us
--------

Reshoot Production Company was incorporated in Nevada on October 31, 2007 as a wholly-owned subsidiary of Reshoot & Edit. Reshoot Production Company acquired the interests in and rights and title to an Option Purchase Agreement for an unpublished script entitled "Masquerade." This option agreement grants to Reshoot Production Company an option to purchase motion picture ("Motion Picture" meaning theatrical motion picture and or television) and ancillary rights in the unpublished script by November 30, 2008. Reshoot Production Company needs to raise one million dollars to produce this film.

Provided the Company can raise the required funding to produce this film, a joint venture will be formed with Braverman Productions, who will produce this film, and any monies generated by this joint will be split 50/50 between Reshoot Production Company and Braverman Productions after Reshoot Production Company recoups the first $1,000,000 (one million dollars). There will be no expenses, interest, or overhead of any kind deducted by Reshoot Production Company from any of the income.

Our principal offices are currently located at 14055 Tahiti Way, Unit 305 Marina del Rey, CA 90292. Our telephone number is (310) 823-3656.



                      THE SPIN-OFF AND PLAN OF DISTRIBUTION
                      -------------------------------------


Distributing Company      Reshoot & Edit, a Nevada corporation.  As
                          used in this prospectus, the term Reshoot & Edit includes Reshoot & Edit, unless the context otherwise requires.

Distributed Company       Reshoot Production Company, a Nevada
                          corporation.  As used in this prospectus, the terms
                          Reshoot Production Company, the Company, we, our, us and similar terms mean Reshoot Production
                          Company, as of the relevant date, unless the context otherwise requires.

Reshoot & Edit Shares     Reshoot & Edit will distribute to Reshoot
to be Distributed         Production Company stockholders an aggregate of
                          9,200,000 shares of Common Stock, $0.001 par value per share, of Reshoot Production Company. The shares of Reshoot Production Company Common
                          Stock distributed will constitute 100% of the Reshoot Production Company Common Stock outstanding after the Distribution. Immediately following the Distribution, Reshoot & Edit will not own any shares of Reshoot Production
                          Company Common Stock and Reshoot Production
                          Company will be an independent public company.

Record Date               If you own Reshoot & Edit shares at the close
                          of business on January 21, 2007 (the "Record
                          Date"), then you will receive Reshoot Production, Company Common Stock in the Distribution.


Distribution Date         You will receive your Reshoot Production Company,
                          stock certificate from our transfer agent.
                          The stock certificate will be mailed to you after our Registration Statement becomes effective.
                          If you are not a record holder of Reshoot & Edit stock because such shares are held on your behalf by your stockbroker or other nominee, your Reshoot
                          Production Company Common Stock should be credited to your account with your stockbroker or other nominee after the Distribution date.
                          Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution              On the Distribution Date, the distribution agent
                          identified below will begin distributing certificates representing our Common Stock to Reshoot & Edit stockholders. You will not be required to make any payment or take any other action to receive your shares of our Common Stock.

Distribution Ratio        Reshoot & Edit will distribute to Reshoot
                          Production Company stockholders an aggregate of 9,200,000 shares of Common Stock of Reshoot
                          Production Company, based on 9,200,000 Reshoot &
                          & Edit shares outstanding on the record date.
                          Therefore, for every one share of Reshoot & Edit common stock that you own of record on January
                          21, 2008, you will receive one share of Reshoot
                          Production Company Common Stock.

Distribution Agent        Empire Stock Transfer, Inc.  Their address is 2470
                          St. Rose Pkwy, Suite 304, Henderson, NV 89074.
                          Their telephone number is (702) 818-5898.

Transfer Agent and        Empire Stock Transfer, Inc.  Their address is 2470
Registrar for the Reshoot St. Rose Pkwy, Suite 304, Henderson, NV 89074.
& Edit Shares             Their telephone number is (702) 818-5898.

Trading Market            We are not trading on any exchange.

Dividend Policy           Reshoot & Edit has not paid cash dividends in the
                          past, and we anticipate that following the Distribution neither Reshoot & Edit nor Reshoot
                          Production Company will pay cash dividends.
                          However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Reshoot
                          & Edit and Reshoot Production Company will be at the sole discretion of their respective boards of directors.

Risk Factors              The distribution and ownership of our Common Stock
                          involve various risks. You should read carefully the factors discussed under "Risk Factors" beginning on page 10. Several of the most significant risks of the Distribution include

                          o The Distribution may cause the price of Reshoot & Edit Common Stock to decline.

                          o There has not been a prior trading market for Reshoot Production Company Common Stock and a trading market for our Common Stock may not develop.

                          o The Distribution of Reshoot & Edit Common Stock may result in tax liability to you.

                          o Reshoot & Edit and/or Reshoot Production Company may in the future, sell or issue unregistered convertible securities which are convertible into common shares of their common stock without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

Federal Income Tax        Reshoot & Edit and Reshoot Production Company
Consequences              do not intend for the Distribution to be a
                          tax-free for U.S. federal income tax purposes. You may be required to pay income tax on the value of your shares of Reshoot Production Company
                          Common Stock. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship with     After the Distribution, Reshoot & Edit and
Reshoot & Edit after      Reshoot Production Company will have different
the Distribution          management and directors, and Reshoot & Edit will
                          have no ownership in Reshoot Production Company.

Board of Directors of     After the Distribution, Reshoot Production Company,
Reshoot Production        is expected to have an initial board of one
Company                   directors.  The initial directors will serve a one-
                          year term. Ed DeStefano, the largest shareholder of Reshoot & Edit has been identified to serve on the initial board Reshoot Production
                          Company.

Management of Reshoot     Mr. DeStefano will serve as Chairman of the Board
Production Company        of Reshoot Production Company and will also serve
                          as President and Chief Executive Officer of
                          Reshoot Production Company. Mr. DeStefano will not be an officer, director or employee of Reshoot
                          & Edit. Mr. DeStefano will not provide services to Reshoot Production Company on a full-time basis.

Stockholder Inquiries     Any persons having inquiries relating to the
                          Distribution should contact the Shareholder
                          Services department of the distribution agent at
                          (702) 818-5898 or Reshoot Production Company, in writing at Reshoot Production Company, 14055 Tahiti Way, Unit 305, Marina del Rey, CA
                          90292 or by telephone at (310) 823-3656.

                            SUMMARY FINANCIAL INFORMATION
                            -----------------------------


                                                              For The Period
                                                             October 31, 2007
                                                              (Inception) to
                                                             December 31, 2007
                                                           ------------------
Statement of Operations Data:
  Revenues                                                          $      -
  Net Loss                                                          $ (5,400)
  Net Loss Per Common Share - Basic and Diluted                     $  (0.00)
Weighted Average Common Shares Outstanding - 9,200,000
  Basic and Diluted

Balance sheet data:
                                                             December 31, 2007
                                                             ------------------
Working Capital                                                     $      0
Total Assets                                                        $      0
Stockholders' Equity                                                $ (5,400)





                                 RISK FACTORS
                                 ------------

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

                      RISK FACTORS RELATING TO OUR COMPANY
                      ------------------------------------

1. SINCE WE ARE A DEVELOPMENT COMPANY, AND WE HAVE NOT GENERATED ANY REVENUES, THERE ARE NO ASSURANCE THAT OUR BUSINESS PLAN WILL EVER BE SUCCESSFUL.

Our company was incorporated on October 31, 2007, we are a spin off of Reshoot & Edit. We have realized no revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this distribution.


2. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this registration statement, at December 31, 2007 we had no working capital, no assets, and stockholders' equity of approximately $(5,400). In addition, we had a net loss of approximately $(5,400) for the period October 31, 2007 (inception) to December 31, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period October 31, 2007 (inception) to December 31, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  WE EXPECT LOSSES IN THE FUTURE BECAUSE WE HAVE GENERATED NO REVENUE.

We have generated no revenues, we are expect losses over the next eighteen
(18) to twenty-four (24) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. WE HAVE NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND WE MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY.

Reshoot Production Company does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Reshoot & Edit and Reshoot Production Company have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements.
After the Distribution, Reshoot Production Company will be an independent company, unable to rely on Reshoot & Edit Following the Distribution, Reshoot Production Company will maintain its own credit and banking relationships and perform its own financial and investor relations functions. Reshoot Production Company may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require a significant amount of management's time and other resources.


5. SINCE OUR OFFICER WORKS FOR US PART TIME, HIS OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Ed DeStefano, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Ed DeStefano, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, the distribution of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. DeStefano. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Mr. DeStefano intends to limit his role in his other business activities and devote more of his time to Reshoot Production Company after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

6. OUR SOLE OFFICER, MR. ED DESTEFANO, NO PRIOR EXPERIENCE IN RUNNING A MOVIE PRODUCTION COMPANY.

Our sole executive officer has no experience in operating a movie production company prior to Reshoot Production Company. Due to his lack of experience, our executive officer may make wrong decisions and choices regarding key decisions on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry.

7. IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED. EVEN IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

As of December 31, 2007, the Company had no working cash and equivalents. The Company needs at least one million dollars ($1,000,000) in order to produce its planned movie production.

There are no guarantees given that the Company will be able to find the necessary financing or the necessary financing will be available, if required or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares and could result in the loss of an investor's entire investment.

8. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

9. WE MAY NOT BE ABLE TO COMPETE WITH LARGER SALES CONTRACT COMPANIES, THE MAJORITY OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO.

We are very small and unproven entity as compared to our competitors. As an independent producer, we will compete with major U.S. and international studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture and television operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. This will have a material adverse effect on our business, results of operations and financial condition.

10. LICENSED DISTRIBUTORS' FAILURE TO PROMOTE OUR PROGRAMS MAY ADVERSELY AFFECT OUR BUSINESS.

Licensed distributors' decisions regarding the timing of release and promotional support of motion pictures, television programs and related products are important in determining the success of these pictures, programs and products. As with most companies engaging in licensed distribution, we do not control the timing and manner in which our licensed distributors distribute our motion pictures or television programs. Any decision by those distributors not to distribute or promote one of our motion pictures, television programs or related products or to promote our competitors' motion pictures, television programs or related products to a greater extent than they promote ours could have a material adverse effect on our business, results of operations and financial condition.


11. PIRACY OF MOTION PICTURES, INCLUDING DIGITAL AND INTERNET PIRACY, MAY REDUCE THE GROSS RECEIPTS FROM THE EXPLOITATION OF OUR PRODUCTION.

Motion picture piracy is extensive in many parts of the world. Additionally, as motion pictures begin to be digitally distributed using emerging technologies such as the internet and online services, piracy could become more prevalent, including in the U.S., because digital formats are easier to copy. As a result, users can download and distribute unauthorized copies of copyrighted motion pictures over the internet. In addition, there could be increased use of devices capable of making unauthorized copies of motion pictures. As long as pirated content is available to download digitally, many consumers may choose to download such pirated motion pictures rather than pay to view motion pictures. Piracy of any films we produce may adversely impact the gross receipts received from the exploitation of these films, which could have a material adverse effect on our business, results of operations and financial condition.

12. OUR EXCLUSIVE OPTION AGREEMENT WITH BRAVERMAN PRODUCTIONS IS SCHEDULED TO EXPIRE ON NOVEMBER 30, 2008.

We have entered into an option agreement with the Braverman Productions to purchase motion picture ("Motion Picture" meaning theatrical motion picture and or television) and ancillary rights in an unpublished script entitled, "MASQUERADE". In order to satisfy the conditions of this option agreement we are responsible for raising one million dollars to produce this unpublished script. This option agreement is due to expire on November 30, 2008. If we are unable raise the required funding or unable to renew this agreement, we would have no rights to this unpublished script. This option is not automatically renewable. If at the termination of this Agreement, Braverman Productions does not allow us to renew this option agreement, we will lose our total investment and the time devoted in seeking funding to produce this unpublished script. This is a substantial risk to the Company. Unless we can identify a replacement script or another business strategy, we would need to close our business operations.

13. IF WE ARE UNABLE TO ATTRACT KEY EMPLOYEES, WE MAY BE UNABLE TO SUPPORT THE GROWTH OF OUR BUSINESS.

Successful execution of our business strategy depends, in large part, on our ability to attract and retain qualified sales representatives and other personnel with the skills and qualifications necessary to fully execute our programs and strategy. Competition for talent among companies in the our industry is intense and we cannot assure you that we will be able to continue to attract or retain the talent necessary to support the growth of our business.


14. OUR SOLE OFFICER/DIRECTOR OWNS A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT
IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our sole officer/director is our principal stockholder, he beneficially owns approximately or has the right to vote approximately 81% of our outstanding common stock. As a result, this sole shareholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

15. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $10,000 of incremental operating expenses in 2008, our first year of being a public company. We are required to be in compliance with section 404 of the Sarbanes-Oxley Act by December 31, 2008. At this time, we project that the total incremental operating expenses of being a public company will be approximately $11,000 for 2008. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

                     RISKS RELATING TO OUR COMMON SHARES
                     -----------------------------------

16. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


17. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


18. THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Reshoot Production Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in pharmaceutical industry, and other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse eject on the market price of the Company's common stock if it ever becomes tradable.

19. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

20. WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


21. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               CAPITALIZATION
                               --------------

The following table sets forth, as of December 31, 2007, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                       December 31, 2007
                                                       ------------------

                                                            Actual
                                                         -----------

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued and outstanding
    as of 12/31/07                                                  -
   Additional paid-in capital                                   5,400
   (Deficit) accumulated during development
    stage                                                      (5,400)
                                                         -------------
                                                                    -
                                                         -------------
                                                         $          -
                                                         =============

                           CERTAIN MARKET INFORMATION
                           --------------------------

There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the spin-off registration has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Reshoot Production Company and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange

Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Overview

Reshoot Production Company acquired the interests in and rights and title to an Option Purchase Agreement for an unpublished script entitled "Masquerade." Our objective is to seek funding ($1,000,000) one million dollars to produce this film as a joint venture with a California movie production company.

Results of Operations for Period Ending December 31, 2007

We earned no revenues since our inception on October 31, 2007 through December 31, 2007. We do not anticipate earning any significant revenues until such time as we can produce a motion picture. We are presently in the development stage of our business and we can provide no assurance that we will be successful in producing any motion picture.

For the period of inception through December 26, 2007 we generated no income. Since our inception on July 19, 2007, we experienced a net loss of $(5,400). Our loss was attributed to organizational expenses and the acquisition of an Option Purchase Agreement. We anticipate our operating expenses will increase as we build our operations. Some of our increased expenses will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues

We generated no revenues for the period from October 31, 2007 (inception) through December 31, 2007. We do not anticipate generating any revenues for at least 24 months.

Liquidity and Capital Resources

Our balance sheet as of December 31, 2007 reflects no assets and no current liabilities.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $1,000,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

We are seeking to raise a $1,000,000 in a future offering of our common stock. In the event we are unable to raise $1,000,000, we may be unable to conduct any operations and may consequently go out of business. There are no formal or informal agreements to attain such financing and we can not assure you that any financing can be obtained. If we are unable to raise these funds, we will not be able to implement any of our proposed business activities and may be forced to cease operations. The table below illustrates our business plan that constitute top priorities. Each material event or milestone listed in the table below will be required until revenues
are generated.   Each step needs to be completed before we can move on to the next step with these milestones. Therefore, we are unable to provide a timeline, in that, if one step is not achieved, the remaining steps cannot be completed.


                                                            Anticipated
                                 Manner                     time needed to
        Milestone                of achievement             complete milestone
  ----------------------------------------------------------------------------

1.    Business plan       Prepared by officer of the       Already completed
      developed           Company

2.    Company acquires    Purchased Option Purchase        Already completed
      unpublished script  Agreement

3.    Separate company    Spin-off of Subsidiary           In process
      formed with own
      management

3.    Company becomes     Files Registration               In process
      non-deficient       with SEC and completes
      fully reporting     comments

4.    Broker-dealer       Company seeks a                  Following
      applies for         market maker                     Effectiveness
      OTC-BB listing                                       of Registration

5.    Business plan       Pipe transaction (stock          Three months after
      funded              must be trading)                 OTC-BB listing

6.    Movie Produced      With funds from pipe             Nine months
                          transaction                      after funding.

7.    Movie Distributed   With funds from pipe             Twelve months
                          transaction                      after funding

8.    The Company         Provided movie is successful     18-24 months
      operates at a       and distribution achieved        after funding
      profit

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.



                             DESCRIPTION OF BUSINESS
                             -----------------------

Corporate History
-----------------

The Company was organized October 31, 2007 (Date of Inception) under the laws of the State of Nevada, as Reshoot Production Company The Company was incorporated as a subsidiary of Reshoot & Edit, a Nevada corporation.

Reshoot Production Company Business Plan
----------------------------------------

Reshoot Production Company acquired the interests in and rights and title to an Option Purchase Agreement for an unpublished script entitled "Masquerade." This option agreement grants to Reshoot Production Company an option to purchase motion picture ("Motion Picture" meaning theatrical motion picture and or television) and ancillary rights in the unpublished script by November 30, 2008. Reshoot Production Company needs to raise one million dollars to produce this film.

Provided the Company can raise the required funding to produce this film, a joint venture will be formed with Braverman Productions, who will produce this film, and any monies generated by this joint will be split 50/50 between Reshoot Production Company and Braverman Productions after Reshoot Production Company recoups the first $1,000,000 (one million dollars). There will be no expenses, interest, or overhead of any kind deducted by Reshoot Production Company from any of the income.


Braverman Productions
---------------------

Braverman Productions has agreed to produce this unpublished script with Reshoot Production Company, provided the Company can raise $1,000,000 to finance the production.

Mr. Chuck Braverman, founder of Braverman Productions, began his career 30 years ago in movie production by producing many commercials for major clients like Xerox, Chevrolet, Goodyear, and Kodak. He produced corporate films for Apple Computer, Atlantic Records and presidential candidate Ronald Reagan. David Bowie, Paul McCartney, Cher, Bob Seeger and many others hired Chuck Braverman to produce and direct their music videos. Mr. Braverman then produced the first series for Showtime, "What's Up America!" This was hour long documentary series that was shot throughout the United States. He produced the Big Laff-off for Showtime featuring then unknown comics like Eddie Murphy and Jerry Seinfeld. He also produced network television specials with Willie Nelson, Andy Kaufman, and Tony Bennett.

Mr. Braverman was nominated and won the Directors Guild of America award for Best Documentary and in 2001 was nominated for an Academy Award(R) for another film. Mr. Braverman has been nominated four times by the Directors Guild of America, and has also won two Emmys. The last two years his documentaries have made the Oscar(r) documentary short list.

In the last couple of years Mr. Braverman has produced and directed films for Discovery Channel, HBO, Animal Planet, A&E, Discovery Times, TLC, and Discovery Health. Some of the titles are; "Children of the Court," "High School Boot Camp," "Curtain Call," Making Marines," "Bottom of the Ninth," "Sextuplets," "Broken Wings," "Biography of Oscar(R)," "Debutantes," and "Homeless In Paradise."



Reshoot Production Company Funding Requirements
-----------------------------------------------

Reshoot Production Company does not have the required capital or funding to execute its business plan. Reshoot Production Company will require at least $1,000,000 to produce a motion picture.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Motion Picture Industry Overview
--------------------------------

The "major" studios dominate the motion picture industry in the United States by controlling the distribution of films that they produce as well as films that are produced by "independent" studios. These major studios include among others: The Walt Disney Company; Sony Pictures Entertainment; Paramount Pictures; Twentieth Century Fox Film Corporation; Universal Studios; and Warner Bros. Entertainment.

Historically, the major studios financed, produced and distributed the vast majority of American-made motion pictures. Today, much of the financing and distribution of major motion pictures remains in the control of these major studios. But as many of the major studios have become part of large conglomerate business operations, or diversified their operations, they have adopted a policy of producing only a relatively small number of films each year. As demand for filmed entertainment has increased, many smaller, independent film production companies have been successfully established to fill the excess demand for motion pictures.

Management believes that two convergent trends in the production and distribution of motion pictures have led to an opportunity for independent films to be profitably exploited. This includes: 1) the increasing commercial success of independent films; and 2) the increasing commercial success of DVDs.

In the last decade, the distribution of independent films, films produced by independent production companies outside of the major studios, brought increasing commercial success to the major studios that were distributing them. Management believes that increasing commercial success of independent films that cater to specific audiences or specialized tastes is an indication that consumer tastes have proven broader than what the major studios can fulfill.

As the demand for a diversity of motion pictures has expanded, so too has audience market with the commercial success of the DVD format. The popular and inexpensive DVD format has expanded the audience market beyond traditional theatrical distribution. The high production, marketing, and distribution costs for films produced for theatrical distribution economically require that theatrically distributed films have the broadest possible audience appeal.


Motion Picture Distribution
---------------------------

The commercial success of any film is dependent upon distribution. Many independent films never find a distributor. As independent producer, management recognizes that its success is having a distribution deal prior to production of the film.

The revenue of a distributor is derived not just from the theatrical exploitation of a film. It also includes receipts from television and cable sales, video cassettes, and ancillary rights, non-theatrical distribution rights, merchandising rights and even sound track albums and music rights.

Generally, the marketing department of the distributor determines how a picture will be sold. This includes the concept for the campaign and the marketing strategy as to where to open the picture and when.


Competition
-----------

The motion picture industry is intensely competitive. In addition to competing with the major film studios that dominate the motion picture industry, we will also compete with numerous independent motion picture production companies, television networks, and pay television systems. Virtually all of our competitors are significantly larger than we are, have been in business much longer than we have, and have significantly more resources at their disposal.

The motion picture industry at times may create an oversupply of motion pictures in the market. The number of motion pictures released by different movie studies, particularly the major U.S. studios, may create an oversupply of product in the market, reduce our potential share of box office receipts and make it more difficult for our film to succeed commercially. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theatre attendance is expected to increase.

The limited supply of motion picture screens compounds this product oversupply problem. Currently, a substantial majority of the motion picture screens in the U.S. typically are committed at any one time to only 10 to 15 films distributed nationally by major studio distributors. In addition, as a result of changes in the theatrical exhibition industry, including reorganizations and consolidations and the fact that major studio releases occupy more screens, the number of screens available to us when we want to release a picture may decrease. If the number of motion picture screens decreases, box office receipts, and the correlating future revenue streams, such as from home video and pay and free television, of our motion pictures may also decrease, which could have a material adverse effect on our business, results of operations and financial condition.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We will attempt to protect proprietary and intellectual property rights to our production through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. We also distribute our products in other countries in which there is no copyright or trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our movie rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

Due to the nature of the Company's business, Reshoot Production Company does not need to seek direct government approval for its services.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

The Company is not currently subject to many direct government regulations, other than the securities laws and the regulations thereunder applicable to all publicly owned companies, the laws and regulations applicable to general businesses. It is possible that certain laws and regulations may be adopted at the local, state, national and international level that could effect the Company's operations. Changes to such laws could create uncertainty in the marketplace which could reduce demand for the Company's products or increase the cost of doing business as a result of costs of litigation or a variety of other such costs, or could in some other manner have a material adverse effect on the Company's business, financial condition, results of operations and prospects. If any such law or regulation is adopted it could limit the Company's ability to operate and could force the business operations to cease, which would have a significantly negative effect on the Company.


Employees
---------

We have no employees other than Mr. DeStefano, our President. He plans to devote 5-10 hours per week of his time to our business. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 14055 Tahiti Way, Unit 305, Marina del Rey, CA 90292. Our telephone number is (310) 823-3656. This space consists of a unit within a larger building that is also used by unrelated businesses. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses.


                             LEGAL PROCEEDINGS
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of December 31, 2007 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   ----------------------------------
Ed DeStefano                 73    President, Secretary and Director

The business address for our officers/directors is: c/o Reshoot Production Company, 14055 Tahiti Way, Unit 305, Marina del Rey, CA 90292. Set forth below is a brief description of the background and business experience of our sole officer/director.

Ed DeStefano, President/Director
--------------------------------

2006-Present  President, Director, Fairfax & Third Wireless, Los Angeles,
              California, a company selling retail wireless service
2001-2003     Corporate Secretary, Director, EZ Credit, Inc., a Nevada
              Corporation, a Company which helps individuals repair their personal credit information.
1999-2004     President, Director, Wireless Wizard, Las Vegas, Nevada,
              a "blank check company," where no operations have even taken place.
2000-2001     Corporate Secretary and Director for Business Translation
              Services, Inc., a Company which was designed to provide
              translation services to international businesses.  He
              voluntarily resigned as the Company's director and officer on October 30, 2001.
1999-2000     Loan Representative, First Mortgage Corporation, Diamond Bar,
              California, worked as an independent contractor as loan
              representative selling mortgage loans.
1995-1998     General Manager, All State Cellular, San Diego, California,
              managed independent phone stores which sold cellular telephones and telephone accessories.
1989-1994     Owner, Wholesale Cellular Distributorship, Gardinia, California.
              A distributor of cellular telephones and telephone accessories.
1984-1988     General Manager, Taft Electric, Telephone Communications,
              Ventura,
              California. A store manager, which sold cellular telephones and pagers.
1979-1983     General Sales Manager, AL Piano Datson, Westlake, California,
              an automobile dealership, selling new and used automobiles.
1965-1978     Owner, Town and County Provisions, Meat Wholesaler, Long Island,
              New York.  Managed, owned and operated a purveyor of meat
              products to retail outlets and restaurants.
1958-1965     Supervisor, Julian Freich, Wholesaler Meat, Long Island City, NY.
              Meat Distributor, Mineola, Long Island, NY, where he managed sales representatives who wholesaled meat products to retail stores and restaurants.
1956-1957     Sales of Bread and Cake, Dugan Brothers, Flushing, NY, worked as a sales representative for bakery.
1954-1955     U.S. Army, United States of America.
1952-1953     Intern, Gibbs & Cox, Manhattan, NY (Ship Builders)

Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION
----------------------

Summary Compensation
--------------------

As a result of our the Company's current limited available cash, no officer or director received compensation since October 31, 2007 (inception) of the company through December 31, 2007. Reshoot & Edit has no intention of paying any salaries at this time. Reshoot & Edit intends to pay salaries when cash flow permits.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through December 31, 2007.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors
------------------------------------
Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation
-----------------------------------

We do not pay to our directors any compensation for serving as a director on our board of directors. We do not pay to our director or officer any salary or consulting fee.

Employment Agreements
---------------------

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Equity Incentive Plan
---------------------

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Mr. Ed DeStefano is the board's financial expert member.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.


                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------

The company's sole officer/director has contributed office space for our use for all periods presented. There is no charge to us for the space.

Our officer/director can be considered a promoter of Reshoot Production Company in consideration of his participation and managing of the business of the company.

Mr. DeStefano, our sole officer/director will be the largest shareholder of Reshoot Production Company. He is also the largest shareholder of Reshoot & Edit. He will own approximately 81% of Reshoot Production Company common stock and simultaneously owns approximately 81% of Reshoot & Edit's common stock. This relationship could create, or appear to create, potential conflicts of interest when Reshoot & Edit is faced with decisions that have different implications for Reshoot Production Company and Reshoot & Edit, such as potential business acquisitions to be made by Reshoot Production Company or disputes arising out of any agreements between the two companies. Reshoot Production Company does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table lists, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group, following the Distribution. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the U. S. Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,200,000 shares of our common stock to be issued and outstanding after the Distribution. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                                                     Amount
Title     Name and Address                           of shares      Percent
of        of Beneficial                              held by          of
Class     Owner of Shares         Position           Owner          Class(1)
----------------------------------------------------------------------------
Common      Ed DeStefano(2)       President/Sec      6,800,000       80.9%
                                  Director
                                 -------------------------------------------
All Executive Officers, Directors
as a Group  (1 person  )                             6,800,000       80.9%

(1) The percentages listed in the Percent of Class column are based upon 9,200,000 issued and outstanding shares of Common Stock.
(2)  Ed DeStefano, 14055 Tahiti Way, Unit 305, Marina del Rey, CA  90292.


We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                                THE DISTRIBUTION
                                ----------------

Introduction
------------

In December 2007, Reshoot & Edit board of directors declared a distribution payable to the holders of record of outstanding Reshoot & Edit common stock at the close of business on January 21, 2008, (the "Record Date"). The Reshoot & Edit stock dividend was based on 9,200,000 shares of Reshoot
& Edit common stock that were issued and outstanding as of the record date.

Reshoot Production Company is a wholly-owned subsidiary of Reshoot & Edit. As a result of the Distribution, 100% of the outstanding Reshoot Production Company Common Stock will be distributed to Reshoot & Edit stockholders. Immediately following the Distribution, Reshoot & Edit will not own any shares of Reshoot Production Company Common Stock and Reshoot Production Company will be an independent public company. The Reshoot Production Company Common Stock will be distributed by stock certificates, issued by Empire Stock Transfer, our stock transfer agent.

On December, 2007, Reshoot Production Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other proprietary information of the movie production operations of Reshoot & Edit, a Nevada corporation.

Following the Distribution, Reshoot & Edit may seek to expand its operations through additional acquisitions of businesses. Any potential acquired additional businesses may be outside the current field of operations of Reshoot & Edit. Reshoot & Edit may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Reshoot & Edit has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Reshoot Production Company principal executive offices are located at 14055 Tahiti Way, Unit 305, Marina del Rey, CA 90292, and its telephone number is
(310) 823-3656.

Reasons for the Distribution
----------------------------

The board of directors and management of Reshoot & Edit believe that the Distribution is in the best interests of Reshoot & Edit and its stockholders.

Our board of directors believes that spinning-off its wholly-owned subsidiary, will accomplish a number of important objectives. The spin-off will separate distinct companies with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets. This will allow both companies that have operations that are inconsistent with each other to better prioritize the allocation of their management and their financial resources for achievement of their corporate objectives. The spin off may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company. In order to avoid any potential conflict of interest, Reshoot & Edit and Reshoot Production Company will have different management and different directors.



                    MANNER OF EFFECTING THE DISTRIBUTION
                    ------------------------------------

The Distribution will be made on the basis of one share of Reshoot Production Company Common Stock for one share of Reshoot & Edit common stock outstanding on the Record Date. This includes a total of 9,200,000 common shares.

At the time of the Distribution, the shares of Reshoot Production Company Common Stock to be distributed will constitute 100% of the outstanding Reshoot Production Company. Immediately following the Distribution, Reshoot & Edit will not own any Reshoot Production Company Common Stock and Reshoot & Edit will be an independent public company.

The shares of Reshoot Production Company Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 46.

Reshoot & Edit and Reshoot Production Company will notify Empire stock transfer agent, their mutual stock transfer company to issue the common shares to the Reshoot Production Company shareholders upon effectiveness of the Reshoot Production Company registration statement. Following the Distribution, each record holder of Reshoot & Edit stock on the Record Date will receive from the Transfer Agent a share certificate of Reshoot Production Company Common Stock in the stockholder's name based on the same number of Reshoot & Edit shares owned.

If you are not a record holder of Reshoot & Edit stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Reshoot & Edit Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of Reshoot Production Company's registration statement.

No Reshoot & Edit stockholder will not be required to pay any cash or other consideration for the shares of Reshoot Production Company Common Stock received in the Distribution, or to surrender or exchange Reshoot & Edit shares in order to receive shares of Reshoot Production Company Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding Reshoot & Edit shares. No vote of Reshoot & Edit stockholders is required or sought in connection with the Distribution, and Reshoot & Edit stockholders will have no appraisal rights in connection with the Distribution.

In order to receive shares of Reshoot Production Company Common Stock in the Distribution, Reshoot & Edit stockholders must be stockholders at the close of business on January 21, 2008, the Record Date. The Distribution will take effect on January 30, 2008, that is, the date of the Notice of Effectiveness for this Registration Statement on
..

Results of the Distribution
---------------------------

After the Distribution, Reshoot Production Company will be a separate company. Based on the original 9,200,000 common shares of Reshoot & Edit shares outstanding, Reshoot Production Company expects to have approximately 41 holders of record of Reshoot Production Company Common Stock, and 9,200,000 common shares of Reshoot & Edit Common Stock outstanding, immediately after the Distribution. The Distribution will not affect the number of outstanding Reshoot & Edit shares or any rights of Reshoot & Edit stockholders.

Reshoot Production Company Common Stock
---------------------------------------

Neither Reshoot & Edit nor Reshoot Production Company makes any recommendations on the purchase, retention or sale of shares of Reshoot & Edit common stock or shares of Reshoot Production Company Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any Reshoot & Edit or Reshoot Production Company shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell Reshoot & Edit common stock or Reshoot Production Company Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

There is not currently a public market for the Reshoot Production Company Common Stock. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. The shares of Reshoot Production Company Common Stock distributed to Reshoot & Edit stockholders will be freely transferable, except for (1) shares of Reshoot Production Company Common Stock received by persons who may be deemed to be affiliates of Reshoot & Edit under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of Reshoot Production Company Common Stock received by persons who hold restricted shares of Reshoot & Edit common stock. Persons who may be deemed to be affiliates of Reshoot & Edit after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Reshoot Production Company and may include certain directors, officers and significant stockholders of Reshoot Production Company. Persons who are affiliates of Reshoot Production Company will be permitted to sell their shares of Reshoot Production Company Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

Following the Distribution, Reshoot & Edit expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "RSOO." Even though Reshoot & Edit is currently a publicly held company, there can be no assurance as to whether an active trading market for Reshoot & Edit common stock will develop after the Distribution. Reshoot Production Company stockholders may sell their Reshoot Production Company common stock following the Distribution. Whether an active trading market for Reshoot Production Company common stock will be maintained after the Distribution and the prices for Reshoot Production Company common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Reshoot Production Company's results of operations, what investors think of Reshoot Production Company and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Reshoot & Edit Common Stock and/or Reshoot Production Company's common stock.

Admission to Quotation on the OTC Bulletin Board
------------------------------------------------

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever be
qualified for quotation on the OTC Bulletin Board.   We have not begun the
application process for listing on the OTC Bulletin Board.   We do not expect
to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualified for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


Shareholder Distribution

The shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the security holders.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the shareholders.

We are bearing all costs relating to the registration of the common stock. The shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The shareholders and any broker-dealers who execute sales for the shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a security holder wants to sell shares of our common stock under this registration statement in the United States, the security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.
The broker for a security holder will be able to advise a security holder which states our common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our common stock from a security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption.


                      FEDERAL INCOME TAX CONSIDERATIONS
                      ---------------------------------

General
-------

The following discusses U.S. federal income tax consequences of the spin-off transactions to Reshoot & Edit stockholders who hold Reshoot & Edit common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to Reshoot & Edit stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

o foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia);

o  financial institutions;

o  dealers in securities;

o traders in securities who elect to apply a market-to-market method of accounting;

o  insurance companies;

o  tax-exempt entities;

o holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and;

o holders who hold Reshoot & Edit common stock as part of a hedge, straddle, conversion or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws. Reshoot & Edit stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

Based upon the assumption that the spin-off fails to qualify as a tax-free distribution under Section 355 of the Code, then each Reshoot & Edit stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received. This would result in:

o a dividend to the extent paid out of Reshoot & Edit' current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

o a reduction in your basis in Reshoot & Edit common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution;

o   referenced above; and then

o gain from the sale or exchange of Reshoot & Edit common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis;

o each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date. However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Following completion of the distribution, information with respect to the allocation of tax basis among Reshoot & Edit and our common stock will be made available to the holders of Reshoot & Edit common stock.

Back-up Withholding Requirements
--------------------------------

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

o is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

o provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules

A stockholder who does not supply Reshoot & Edit with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

                     FEDERAL SECURITIES LAWS CONSEQUENCES
                     ------------------------------------

Of the 9,200,000 shares of Reshoot Production Company common stock distributed to Reshoot & Edit stockholders in the spin-off, following the effectiveness of this registration statement, all 9,200,000 shares will be freely transferable under the Act, except for those securities received by persons who may be deemed to be affiliates of Reshoot & Edit under Securities Act rules. Persons who may be deemed to be affiliates after the spin-off generally include individuals or entities that control, are controlled by or are under common control with Reshoot Production Company, such as our directors and executive officers. Approximately 6,800,000 shares of our common stock will be held by affiliates after completion of the spin-off.

Persons who are affiliates of Reshoot Production Company generally will be permitted to sell their shares of Reshoot Production Company common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, Reshoot Production Company common stock received by Reshoot Production Company affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding Reshoot Production Company common stock or the average weekly trading volume for Reshoot Production Company common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule 144).

                           DESCRIPTION OF SECURITIES
                           -------------------------

General
-------

Our authorized common stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share. Upon Distribution, there will be 9,200,000 common shares outstanding which were held by approximately forty-one (41) stockholders of record. There are 5,000,000 preferred shares authorized and none issued.

Common Stock
------------

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one percent (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws
-------------------------

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


Expenses of Issuance and Distribution
-------------------------------------

We have agreed to pay all expenses incident to the distribution to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    6
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,500
Printing*                                                       $  294
                                                                ------
Total                                                           $2,800
                                                                ======

*Estimated Expenses.


                                  DIVIDEND POLICY
                                  ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.


                                 TRANSFER AGENT
                                 --------------

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.



                                   LEGAL MATTERS
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     EXPERTS
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel
-------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or distribution of the common stock was employed on a contingency basis or had, or is to receive, in connection with the distribution, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of Reshoot Production Company in consideration of her participation and managing of the business of the company since its incorporation.


                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                         Reshoot Production Company

                              FINANCIAL STATEMENTS
                               December 31, 2007







TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------



                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
Reshoot Production Company
(A Development Stage Company)

We have audited the accompanying balance sheet of Reshoot Production Company (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows through December 31, 2007, and Inception on October 31, 2007 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reshoot Production Company (A Development Stage Company) as of December 31, 2007 and the results of its operations and its cash flows through December 31, 2007, and Inception on October 31, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not commenced its planned principal operations and it has not generated any revenues as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 2, 2008

             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702) 253-7499 Fax (702) 253-7501

                        Reshoot Production Company
                       (A Development Stage Company)
                               Balance Sheet
                             December 31, 2007


Balance Sheet

                                                          December 31,
                                                              2007
                                                         -------------
Assets

Current assets:
   Cash and equivalents                                  $          -
                                                         -------------
     Total current assets                                           -

                                                         $          -
                                                         =============

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued and outstanding
    as of 12/31/07                                                  -
   Additional paid-in capital                                   5,400
   (Deficit) accumulated during development
    stage                                                      (5,400)
                                                         -------------
                                                                    -
                                                         -------------
                                                         $          -
                                                         =============







   The accompanying notes are an integral part of these financial statements.

                        Reshoot Production Company
                       (A Development Stage Company)
                          Statement of Operations
    For the Period from October 31, 2007 (Inception) to December 31, 2007



Statement of Operations


                                                           October 31, 2007
                                                            (inception) to
                                                             December 31,
                                                                 2007
                                                            ----------------
Revenue                                                     $             -
                                                            ----------------

Expenses:
Organizational Costs                                                    400
General and Administrative Costs                                      5,000
                                                            ----------------
   Total expenses                                                     5,400
                                                            ----------------

Net (loss)                                                  $        (5,400)
                                                            ================

Weighted average number of
 common shares outstanding                                                0
                                                            ================

Net (loss) per share                                        $         (0.00)
                                                            ================










  The accompanying notes are an integral part of these financial statements.

                        Reshoot Production Company
                       (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
    For the Period from October 31, 2007 (Inception) to December 31, 2007




Statements of Changes in Stockholders' Equity


                                                    (Deficit)
                                                   Accumulated
                          Common Stock   Additional  During       Total
                       ------------------ Paid-in  Development Stockholders'
                         Shares   Amount  Capital    Stage        Equity
                       ---------- ------- -------- ---------- --------------
October 2007
 Donated Capital               -       -      400                       400

December 2007
 Donated Capital                            5,000                     5,000

Net loss as of 12/31/07                               (5,400)        (5,400)
                       ---------- ------- -------- ---------- --------------

Balance,
 December 31, 2007             0  $    0  $ 5,400  $  (5,400) $           0
                       ========== ======= ======== ========== ==============















  The accompanying notes are an integral part of these financial statements.

                         Reshoot Production Company
                       (A Development Stage Company)
                          Statement of Cash Flow
    For the Period from October 31, 2007 (Inception) to December 31, 2007


Statement of Cash Flow
                                                           October 31, 2007
                                                            (inception) to
                                                             December 31,
                                                                 2007
                                                            ----------------
Cash flows from operating activities:
Net (loss)                                                  $        (5,400)
                                                            ----------------

Net cash (used) by operating activities                              (5,400)
                                                            ----------------


Cash flows from financing activities:
Additional paid-in capital                                            5,400
                                                            ----------------
Net cash provided by financing activities                             5,400
                                                            ----------------

Net increase (decrease) in cash                                           -
Cash - beginning                                                          -
                                                            ----------------
Cash - ending                                               $             -
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
                                                            ================
   Income taxes paid                                        $             -
                                                            ================






  The accompanying notes are an integral part of these financial statements.

                         Reshoot Production Company
                       (A Development Stage Company)
                       Notes to Financial Statements


NOTE 1.   General Organization and Business

The Company was organized October 31, 2007 (Date of Inception) under the laws of the State of Nevada, as Reshoot Production Company. The Company was incorporated as a subsidiary of Reshoot & Edit, a Nevada corporation.
Reshoot & Edit was incorporated August 23, 2006, and, at the time of spin off was listed on the Over the Counter Bulletin Board.

The directors of Reshoot & Edit approved a spin off its subsidiary in the form of a stock dividend. The record shareholders of Reshoot & Edit will received one (1) common share, par value $0.001, of Reshoot Production Company common stock for every share of Reshoot & Edit common stock owned, upon obtaining a notice of effectiveness from filing a Registration Statement with the U.S. Securities and Exchange Commission. The Reshoot Production Company stock dividend will be based on 9,200,000 shares of Reshoot & Edit common stock that are issued and outstanding as of the record date. Since Reshoot Production Company business is related to film production and Reshoot & Edit's business was related to sourcing movie scripts, the Reshoot & Edit directors decided it was in the best interest of Reshoot & Edit and Reshoot Production Company's shareholders to spin off Reshoot Production Company to minimize any potential of conflict of interest, in accessing funding.

This spin off was valued at par value since the company holds no assets, is uncertain as to future benefit, the stock is not trading, and the company has not even received a stock symbol.

Reshoot & Edit retained no ownership in Reshoot Production Company following the spin off. Reshoot Production Company is no longer a subsidiary of Reshoot & Edit.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company plans to develop and market medical devices.

NOTE 2.    Summary of Significant Accounting Practices

The Company has no cash assets and no current liabilities as of December 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

                          Reshoot Production Company
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)


Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected December 31 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                          Reshoot Production Company
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)


Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.


NOTE 4 - Stockholders' equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

There have been no issuances of common or preferred stock.

                           Reshoot Production Company
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

                           Reshoot Production Company
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8.   Recent Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.


NOTE 9.   Recent Event

In December 2007, the Company entered into an option agreement with Braverman Productions, Inc. The Company paid $5,000 for this option agreement which is set to expire on November 30, 2008. This agreement gives Reshoot Production Company the rights to purchase the motion picture ("Motion Picture" meaning theatrical motion picture and or television) and ancillary rights in an
unpublished script entitled, "Masquerade."   The funds used were provided by
an officer of the Company as donated capital.

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